Exhibit 99.1

Rotech Healthcare:

Philip L. Carter

President & Chief Executive Officer

Barry E. Stewart

Chief Financial Officer

407-822-4600

FOR IMMEDIATE RELEASE

Rotech Healthcare Reports Second Quarter 2005 Financial Results

ORLANDO, FLA. – July 28, 2005 - Rotech Healthcare Inc. (Pink Sheets: ROHI.PK) (the “Company”) today reported that net revenues for the second fiscal quarter ended June 30, 2005 were $133.0 million versus net revenues of $135.5 million as restated for the same period last year. The Company reported net earnings of $1.1 million for the second quarter of 2005 as compared to $12.9 million as restated for the second quarter of 2004. Fully diluted earnings per share were $0.04 for the second quarter ended June 30, 2005 versus fully diluted earnings per share of $0.49 as restated for the same period last year.

For the six months ended June 30, 2005, net revenues were $256.3 million versus $268.5 million as restated for the six months ended June 30, 2004. The Company reported a net loss of $1.9 million for the six months ended June 30, 2005 as compared to net earnings of $22.0 million as restated for the comparable period last year. Fully diluted loss per share was $0.08 for the six months ended June 30, 2005 as compared to fully diluted earnings per share of $0.85 as restated for the six months ended June 30, 2004.

The financial results for the current quarter and year to date were negatively impacted by Medicare reimbursement reductions for respiratory medications and some items of durable medical equipment effective January 1, 2005 and Medicare reimbursement reductions for the rental of oxygen equipment effective April 1, 2005.

Respiratory therapy equipment and services revenues represented 88.0% and 88.2% of total revenue for the second quarter and the six month period ended June 30, 2005, respectively, versus 87.1% and 86.9% for the second quarter and the six month period ended June 30, 2004, respectively. Durable medical equipment revenues represented 11.0% and 10.8% of total revenue for the second quarter and six month period ended June 30, 2005, respectively, versus 11.8% and 12.1% for the same periods last year, respectively.

EBITDA was $26.4 million for the second quarter ended June 30, 2005 as compared to $49.5 million as restated for the same period during 2004. EBITDA was $46.3 million for the six months ended June 30, 2005, versus $94.5 million as restated for the six months ended June 30, 2004. The Company views earnings from continuing operations before interest, income taxes, depreciation and amortization (EBITDA) as a commonly used analytic indicator within the health care industry, which serves as a measure of leverage capacity and debt service ability. These performance measures should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from these measurements as benchmarks are significant components in understanding and assessing financial performance. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because EBITDA and these calculations are not measurements determined in accordance with generally accepted accounting principles and thus susceptible to varying calculations, the benchmarks as presented may not be comparable to other similarly titled measures of other companies.

Set forth below is a reconciliation of Net Earnings to EBITDA.

	Three months ended June 30,		Six months ended June 30,
(dollars in thousands)	2004	2005	2004	2005
	(as restated)		(as restated)
Net earnings (loss)	$12,862	$1,077	$21,997	$(1,877)
Income tax expense (benefit)	8,682	750	14,975	(1,302)
Interest expense, net	8,280	7,946	17,399	15,788
Depreciation and amortization	19,697	16,648	40,115	33,688

EBITDA	$49,521	$26,421	$94,486	$46,297

Philip L. Carter, President and Chief Executive Officer, commented, “We are pleased to report a $10 million increase in revenue over that reported in the first quarter of 2005. Higher than normal costs are being incurred in establishing the growth initiatives announced on April 7, 2005. These costs are expected to be lower in the third quarter of 2005. Two acquisitions were closed in the second quarter for a total cash outlay of $8 million. Cash collections during the quarter were steady resulting in net DSO’s standing at 46 days at the end of June.”

About Rotech Healthcare

Rotech Healthcare Inc. is a leading provider of home respiratory care and durable medical equipment and services to patients with breathing disorders such as chronic obstructive pulmonary diseases (COPD). The Company provides its equipment and services in 48 states through approximately 475 operating centers, located principally in non-urban markets. The Company’s local operating centers ensure that patients receive individualized care, while its nationwide coverage allows the Company to benefit from significant operating efficiencies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management’s current expectations, estimates and projections. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “may,” “will,” “could,” “should,” “would,” variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to known, and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements. Such risks and uncertainties, many of which are beyond the control of the Company, include but are not limited to, the risks, uncertainties and assumptions associated with: changes in reimbursement policies and other legislative initiatives aimed at reducing healthcare costs associated with Medicare and Medicaid, including, without limitation, the impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 and the uncertainties relating to inhalation drug reimbursement; the collectibility of the Company’s accounts receivable; healthcare reform and the effect of changes in federal and state healthcare regulations generally; compliance with various settlement agreements and corporate compliance programs established by the Company; uncertainty whether the Company’s common stock will be approved for trading on the NASDAQ National Market; compliance with confidentiality requirements with respect to patient information; and other factors as described in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, beliefs, projections or expectations only as of the date hereof. The Company does not undertake any obligation to publicly release any revisions to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Tables to Follow

ROTECH HEALTHCARE INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2004	June 30, 2005
Assets
Current assets:
Cash and cash equivalents	$64,823	$33,228
Accounts receivable, net	64,959	68,444
Other accounts receivable	1,172	1,953
Inventories	8,726	9,587
Other current assets	17,705	17,209

Total current assets	157,385	130,421

Property and equipment, net	129,403	143,210
Intangible assets	16,610	16,765
Other goodwill	11,256	27,060
Reorganization value in excess of value of identifiable assets—goodwill	692,154	692,154
Other assets	12,551	11,783

	$1,019,359	$1,021,393

Liabilities and Stockholders’ Equity
Current liabilities:
Current and accrued liabilities	$65,915	$71,039
Current portion of long-term debt	646	645

Total current liabilities	66,561	71,684
Deferred tax liabilities	50,326	49,024
Priority tax claim	5,707	4,857
Long-term debt, less current portion	329,525	329,191

Series A convertible redeemable preferred stock, stated value $20 per share, 1,000,000 shares authorized, 249,196 shares issued and outstanding at December 31, 2004 and June 30, 2005	5,343	5,568
Stockholders’ equity:
Common stock, par value $.0001 per share 50,000,000 shares authorized, 25,323,745 shares issued and outstanding at December 31, 2004 and 25,376,995 shares issued and outstanding at June 30, 2005	3	3
Additional paid-in capital	502,037	503,311
Retained earnings	59,857	57,755

Total stockholders’ equity	561,897	561,069

	$1,019,359	$1,021,393

ROTECH HEALTHCARE INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2004	2005	2004	2005
	(as restated)		(as restated)
Net revenues	$135,526	$133,043	$268,536	$256,296

Gross profit	101,787	97,295	202,078	186,524
Costs and expenses:
Provision for doubtful accounts	1,800	4,334	6,113	9,052
Selling, general and administrative	70,163	83,188	141,594	164,863

Total costs and expenses	71,963	87,522	147,707	173,915

Operating income	29,824	9,773	54,371	12,609
Interest expense, net	(8,280)	(7,946)	(17,399)	(15,788)

Earnings (loss) before income tax	21,544	1,827	36,972	(3,179)
Federal and state income tax expense (benefit)	8,682	750	14,975	(1,302)

Net earnings (loss)	12,862	1,077	21,997	(1,877)
Accrued dividends on redeemable preferred stock	113	113	225	225

Net earnings (loss) available for common stockholders	$12,749	$964	$21,772	$(2,102)

Net earnings (loss) per common share—basic	$0.51	$0.04	$0.87	$(0.08)

Net earnings (loss) per common share—diluted	$0.49	$0.04	$0.85	$(0.08)

Weighted average shares outstanding—basic	25,082,338	25,376,995	25,062,183	25,359,320

Weighted average shares outstanding—diluted	25,805,129	25,947,916	25,661,056	25,359,320

ROTECH HEALTHCARE INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2004	2005	2004	2005
	(as restated)		(as restated)
Net earnings (loss)	$12,862	$1,077	$21,997	$(1,877)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Provision for doubtful accounts	1,800	4,334	6,113	9,052
Depreciation and amortization	19,697	16,648	40,115	33,688
Deferred income taxes	1,462	729	1,449	(1,302)
Net changes in operating assets and liabilities	(10,554)	(15,164)	(2,787)	(13,843)

Net cash provided by operating activities	25,267	7,624	66,887	25,718
Cash flows from investing activities:
Purchases of property and equipment, net	(12,422)	(24,653)	(24,394)	(40,740)
Business acquisitions	—	(7,527)	—	(16,662)

Net cash used by investing activities	(12,422)	(32,180)	(24,394)	(57,402)

Cash flows from financing activities:
Payments of long term borrowings	(110)	(171)	(25,110)	(335)
Payments of priority tax claim	(1,253)	(854)	(1,261)	(850)
Net proceeds from stock option exercises	2,662	165	2,662	1,274

Net cash provided (used) in financing activities	1,299	(860)	(23,709)	89

Decrease (increase) in cash and cash equivalents	14,144	(25,416)	18,784	(31,595)

Cash and cash equivalents, beginning of period	25,620	58,644	20,980	64,823

Cash and cash equivalents, end of period	$39,764	$33,228	$39,764	$33,228